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                                                                   EXHIBIT(g).1

                                  CUSTODY AGREEMENT

          This agreement between Fortis Worldwide Portfolios, Inc. a corporation organized and existing under the laws of Minnesota, having its principal place of business at 500 Bielenberg Drive, Woodbury, Minnesota 55125, hereinafter called the "Company," and First Bank National Association, a national banking association, having its principal place of business at 120 South Sixth Street, Minneapolis, Minnesota 55402, hereinafter called the "Custodian",

          WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT.

          The Company hereby employs the Custodian as the custodian of the assets of its separate portfolio represented by its Series A Common Stock, commonly known as the Fortis Global Growth Portfolio (the "Portfolio"), including securities it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside of the United States ("foreign securities") pursuant to the provisions of the Articles of Incorporation. The Company agrees to deliver to the Custodian all securities and cash of the Portfolio, and all payments of income, payments of principal or capital distributions received by it with respect to all securities of the Portfolio from time to time. All securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Company pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities, except pursuant to the directive of the Company and only for the account of the Portfolio. The Custodian shall not be responsible for any property of the Portfolio held or received by the Company and not delivered to the Custodian.

          The Custodian may employ as sub-custodians for the Portfolio's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto as amended from time to time but only in accordance with the provisions of Article 3. All sub-custodians of the Custodian shall be subject to the instructions of the Custodian and not to those of the Company and shall act solely as agents of the Custodian.

2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIO HELD BY THE CUSTODIAN IN THE UNITED STATES.

          2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of the Portfolio all non-cash property, to be held by it in the United States, including all domestic securities of the Portfolio, other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U. S. Department of Treasury, collectively referred to herein as "Securities System," or

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          by an agent of Custodian as authorized in Section 2.7.

          2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities of the Portfolio held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

               1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

               2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Company for the benefit of the Portfolio;

               3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.8 hereof;

               4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Portfolio;

               5) To the issuer thereof or its agent when such securities are matured, called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

               6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Custodian.

               7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

               8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the

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               securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

               9) In the case of warrants, rights, or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

               10) For delivery in connection with any loans of securities made by the Company for the benefit of the Portfolio, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Company , which may be in the form of cash, obligations issued by the United States government, its agencies or instrumentalities, or irrevocable bank letters of credit acceptable to the Company, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the
               U. S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities of the Portfolio prior to the receipt of such collateral;

               11) For delivery as security in connection with any borrowings by the Company for the benefit of the Portfolio requiring a pledge of assets from the Portfolio, BUT ONLY against receipt of amounts borrowed;

               12) For delivery in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company for the benefit of the Portfolio;

               13) For delivery in accordance with the provisions of any agreement among the Company, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Company for the benefit of the Portfolio; and

               14) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of

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               the Board of Directors signed by an officer of the Company and certified by the Secretary or Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

          2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Portfolio or of any nominee of the Custodian or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Company under the terms of this Agreement shall be in "street name" or other good delivery form.

          2.4 COLLECTION OF INCOME. The Custodian shall, or shall cause its agent or sub-custodian to, collect on a timely basis all income and other payments with respect to United States registered securities held hereunder to which the Portfolio shall be entitled either by law or pursuant to custom in the securities business and shall collect on a timely basis all income and other payments with respect to United States bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent or sub-custodian thereof, unless such payment of income or other payment is in default, and shall credit such income, as collected, to the Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due.

               Unless Custodian is the lending agent in connection with securities loaned by the Company for the benefit of the Portfolio, income due the Portfolio on United States securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Company and the Custodian will have no duty or responsibility in connection therewith, other than to provide the Company with such information or data as may be necessary to assist the Company in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

          2.5 PAYMENT OF PORTFOLIO MONEYS. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Portfolio in the following cases only:

               1) Upon the purchase of domestic securities, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities, or evidence of title to futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or

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               abroad which is qualified under the Investment Company Act of
               1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian or Custodian's agent or sub-custodian or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in
               Section 2.8 hereof or (c) in the case of repurchase agreements entered into between the Company for the benefit of the Portfolio and a bank or a broker-dealer which is a member of NASD, against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities;

               2) In connection with conversion, exchange or surrender of securities of the Portfolio as set forth in Section 2.2 hereof;

               3) For the redemption or purchase of shares issued by the Portfolio;

               4) For the payments of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Portfolio whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

               5) For payments in connection with the return of securities loaned by the Company for the benefit of the Portfolio upon receipt of such securities or the reduction of collateral upon receipt of proper notice;

               6) For the payment of any dividend declared pursuant to the governing documents of the Portfolio;

               7) For any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors of the Company signed by an officer of the Company and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purchase for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

          2.6 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. Custodian shall not make payment for the purchase of domestic securities for the account of the Portfolio in advance of receipt of the securities purchased in the absence of specific written instructions from the Company to so pay in advance. In any and every case where payment for purchase of domestic securities for the account of the Portfolio is made by the Custodian in advance of receipt of the

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          securities purchased in the absence of specific written instructions from the Company to so pay in advance the Custodian shall be liable to the Company for such securities.

          2.7 APPOINTMENT OF AGENTS. The Custodian may at time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

          2.8 DEPOSIT OF SECURITIES IN SECURITIES SYSTEMS. The Custodian may deposit and/or maintain domestic securities of the Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U. S. Department of Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

               1) The Custodian may keep domestic securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

               2) The records of the Custodian with respect to domestic securities of the Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;

               3) The Custodian shall pay for domestic securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer domestic securities sold for the account of the Portfolio upon (i) the simultaneous receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all records from the Securities System of transfers of domestic securities for the account of the Portfolio shall be maintained by the Custodian and be provided

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               to the Company at its request.  As part of its regular reporting to the Company, the Custodian shall furnish to the Company confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice.

               4) The Custodian shall provide the Company with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding domestic securities deposited in the Securities System;

               5) The Custodian shall have received the initial certificate required by Article 14 hereof;

               6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Company for any loss or damage to the Portfolio resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Company, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

          2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any Futures Commission Merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company for the benefit of the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Company for the benefit of the Portfolio or commodity futures contracts or options thereon purchased or sold by the Company for the benefit of the Portfolio, (iii) for the purposes of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other

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          proper corporate purposes, BUT ONLY, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors signed by an officer of the Company and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

          2.10 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Portfolio held by it and in connection with transfers of such securities.

          2.11 REPORTS TO COMPANY BY INDEPENDENT PUBLIC ACCOUNTANTS. The Custodian shall provide the Company, at such times as the Company may reasonably require, with reports by independent public accountants on the accounting systems, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including domestic securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Company to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIO HELD OUTSIDE OF THE UNITED STATES.

          3.1 APPOINTMENT OF FOREIGN SUB-CUSTODIANS. The Custodian is authorized and instructed to employ as sub-custodians for the Portfolio's securities and other assets maintained outside of the United States the foreign banking institutions, foreign securities depositories and foreign clearing agencies designated on Schedule A hereto ("foreign sub-custodians").

          Upon receipt of Proper Instructions, together with a certified resolution of the Company's Board of Directors, the Custodian and the Company may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions, foreign securities depositories and foreign clearing agencies to act as sub-custodians. Each foreign banking institution shall be authorized to deposit securities in foreign securities depositories and foreign clearing agencies authorized pursuant to Rule 17f-5 under the Investment Company Act of 1940. Upon receipt of Proper Instructions from the Company the Custodian shall cease the employment of any one or more of such sub-custodians for maintaining custody of the Portfolio's assets.

          3.2 ASSETS TO BE HELD. The Custodian shall limit the securities and other assets

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          maintained in the custody of the foreign sub-custodian to: (a)
          "foreign securities," as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Company may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions.

          3.3 SEGREGATION OF SECURITIES. The Custodian shall identify on its books as belonging to the Portfolio, the foreign securities of the Portfolio held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of its customers and physically segregate in that account securities and other assets of the Custodian's customers, and, in the event that such institution deposits the Portfolio's securities in a foreign securities depository, the sub-custodian shall identify on its books as belonging to the Custodian, as agent for the Custodian's customers, the securities so deposited (all collectively referred to as the "Account").

          3.4 AGREEMENT WITH FOREIGN BANKING INSTITUTION. Each agreement with a foreign banking institution shall provide that: (a) the Portfolio assets will not be subject to any right, charge, security interest lien or claim of any kind in favor of the foreign banking institution or its creditors, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Portfolio's assets will be freely transferable without the payment of money or value other than for custody or administration, which may include payment of stamp duties or government taxes; (c) adequate records will be maintained identifying the assets as belonging to the customers of Custodian; (d) officers of or auditors employed by, or other representatives of the Custodian, including independent public accountants for the Company, will be given access to the books and records of the foreign banking institution relating to its actions given under its agreement with the Custodian or shall be given confirmation of the contents of such books and records; and (e) assets of the Portfolio held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

          3.5 ACCESS OF INDEPENDENT ACCOUNTANTS OF THE COMPANY. Upon request of the Company, the Custodian will use its best efforts to arrange for the independent accountants of the Company to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institutions under its agreement with the Custodian.

          3.6 REPORTS BY CUSTODIAN. The Custodian will supply to the Company from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio held by foreign sub-custodians, including but not

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          limited to an identification of entities having possession of the
          Portfolio's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign sub-custodian for the Custodian on behalf of the Portfolio indicating, as to securities acquired for the Portfolio, the identity of the entity having physical possession of such securities.

          3.7  FOREIGN SECURITIES TRANSACTIONS.

               1) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall make or cause its foreign sub-custodian to transfer, exchange or deliver foreign securities of the Portfolio, but except to the extent explicitly provided herein only in any of the cases specified in Section 2.2.

               2) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out or cause its foreign sub-custodian to pay out monies of the Portfolio, but except to the extent explicitly provided herein only in any of the cases specified in Section 2.5.

               3) Settlement and payment for securities received for the account of the Portfolio and delivery of securities maintained for the account of the Portfolio may, upon receipt of Proper Instructions, be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

               4) With respect to any transaction involving foreign securities, the Custodian or any sub-custodian in its discretion may cause the Portfolio to be credited on either the contractual settlement date or the actual settlement date with the proceeds of any sale or exchange of foreign securities from the account of the Portfolio and to be debited on either the contractual settlement date or the actual settlement date for the cost of foreign securities purchased or acquired for the Portfolio according to Custodian's then current internal policies and procedures pertaining to securities settlement, which policies and procedures may change from time to time. Custodian shall advise the Company of any changes to such policies and procedures. Custodian may reverse any such credit or debit made on the contractual settlement date if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by Custodian in its discretion, after the contractual

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               settlement date except that if any foreign securities delivered pursuant to this section are returned by the recipient thereof, Custodian may cause any such credits and debits to be reversed at any time.

               5) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Agreement and the Company agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

               6) Until the Custodian receives written instructions to the contrary the Custodian shall, or shall cause the sub-custodian to collect all interest and dividends paid on securities held in the Portfolio's account, unless such payment is in default. Unless otherwise instructed, Custodian shall convert interest, dividends and principal received with respect to securities in the Portfolio's account into United States dollars and Custodian shall perform foreign exchange contracts for the conversion of United States dollars to foreign currencies for the settlement of trades whenever it is practicable to do so through customary banking channels. Customary banking channels may vary based upon industry practice in each jurisdiction, and shall include the banking facilities of Custodian's affiliates, in accordance with such affiliate's then prevailing internal policy on funds repatriation. All risk and expense incident to such foreign collection and conversions is the responsibility of the Portfolio's account and Custodian shall have no responsibility for fluctuation in exchange rates affecting collections or conversions.

          3.8 FOREIGN SECURITIES LENDING. Notwithstanding any other provisions contained in this Agreement, Custodian and any sub-custodian shall deliver and receive securities loaned or returned in connection with securities lending transactions only upon and in accordance with Proper Instructions; provided, if Custodian is not the lending agent in connection with such securities lending, then neither Custodian or any sub-custodian shall undertake, or otherwise be responsible for,

               1)   marking to market values for such loaned securities,

               2) collection of dividends, interest or other disbursements or distributions made with respect to such loaned securities,

               3) receipt of corporate action notices, communications, proxies or instruments with respect to such loaned securities, and

               4) custody, safekeeping, valuation or any other actions or services with respect to any collateral securing any such securities lending transactions.

          In the event that Custodian is the Company's lending agent in connection with a specific securities loan from the Portfolio, Custodian shall undertake to perform all of the above duties with regard to such loan, except that the Company shall not receive, nor be enabled to vote, proxies in connection with such loaned security.

          3.9 LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and Custodian's customers from and against any loss, damage, cost, expense, liability or claim arising out of such sub-custodian's negligence, fraud, bad faith, willful misconduct or reckless disregard of its duties. At the election of the Company, it shall be entitled to be subrogated to the right of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

          3.10 MONITORING RESPONSIBILITIES. The Custodian shall furnish annually to the Company information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Company in connection with the initial approval of this Agreement. In addition, the Custodian will promptly inform the Company in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or is notified by a foreign banking institution employed as foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (United States dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted United States accounting principles).

          3.11 BRANCHES OF UNITED STATES BANKS. Except as otherwise set forth in this Agreement, the provisions hereof shall not apply where the custody of the Portfolio assets maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a) (5) of the Investment Company Act of 1940 which meets the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by Article 1 of this Agreement.

          3.12 EXPROPRIATION INSURANCE. Custodian represents that it does not intend to obtain any insurance for the benefit of the Portfolio which protects against the imposition of exchange control restrictions or the transfer from any foreign jurisdiction of the proceeds of sale of any securities or against confiscation, expropriation or nationalization of any securities or the assets of the issuer of such securities by a government of any foreign country in which the issuer of such securities is organized or in which securities are held for safekeeping either by Custodian or any sub-custodians in such country. Custodian represents that its understanding of the position of the Staff of the Securities and Exchange Commission is that any investment company investing in securities of foreign issuers has the responsibility for reviewing the possibility of the imposition of exchange control restrictions which would affect the liquidity of such investment company's assets and the possibility of exposure to political risk, including the appropriateness of insuring against such risk.

4.   PROPER INSTRUCTIONS.

          Proper Instructions as used herein means a writing signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Company shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistance Secretary as to the authorization by the Board of Directors of the Company accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolio's assets.

5.   ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

          The Custodian may in its discretion, or may cause its sub-custodian or agent to, without express authority from the Company:

          1) Submit securities to the issuer thereof or its agent when such securities are matured, called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          2) Submit securities for mandatory exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          3) Execute in the name of the Portfolio such ownership and other certificates as may be required to obtain payments in respect thereto, provided that the Company shall have furnished to the Custodian any information necessary in connection with such certificates;

          4) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, PROVIDED, that all such payments shall be accounted for to the Company;

          5) Surrender securities in temporary form for securities in definitive form;

          6) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

          7) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except asotherwise directed by the Board of Directors of the Company.

6.   PROXIES, NOTICES, REPORTS, ETC.

          If Custodian or any agent or sub-custodian shall receive any proxies, notices, reports, or other communications relative to any of the securities of the Portfolio in connection with tender offers, reorganizations, mergers, consolidations, or similar events which may have material impact upon the issuer thereof, Custodian shall, on its behalf or on the behalf of agent or sub-custodian promptly transmit any such communication to the Company by means which shall permit the Company to take timely action. As specifically requested by the Company, Custodian shall execute or deliver or shall cause the nominee in whose name securities are registered to execute and deliver to the company proxies relating to securities in the custody account registered in the name of such nominee, but without indicating the manner in which such proxies are to be voted. Custodian shall take such reasonable steps to vote bearer securities in accordance with written instructions of the Company timely received by Custodian or such other person or person as designated in or pursuant to the Custodian's Operations Manual. Custodian shall have no liability for any loss or liability occasioned by delay in the actual receipt by them or any agent or sub-custodian of notice of any payment, redemption, or other transaction regarding securities in the custody account in respect of which it has agreed to take action as provided in Section 3.7 hereof, unless such delay is a result of their own negligence, fraud, or willful misconduct.

7.   EVIDENCE OF AUTHORITY.

          The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Company. The Company shall provide to Custodian a certified copy of a vote of the Board of Directors of the Company as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary. The Company shall provide to Custodian specimen signatures of those persons authorized to act on behalf of the Company by the Board of Directors.

8. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

          The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Company to keep the books of account of the Portfolio and/or compute the net asset value per share of the outstanding shares of the Portfolio.

9.   RECORDS.

          The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Company under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. Custodian shall also maintain records as directed by the Company in connection with applicable federal and state tax laws and any other law or administrative rules or procedures with may be applicable to the Company. With respect to securities and cash deposited with a Securities System, a sub-custodian or an agent of Custodian, the Custodian shall identify on its books all such securities and cash as belonging to the Portfolio. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company. Such records shall be made available to the Company for review by employees and agents of the Securities and Exchange Commission. Custodian shall furnish to the Company, and its agents as directed by the Company, as of the close of business on the last day of each month a statement showing all transactions and entries for the account of the Portfolio during that month, and all holdings as of month-end.

          All records so maintained in connection with the performance of its duties under this Agreement shall remain the property of the Company and, in the event of termination of this Agreement, shall be delivered to the Company. Subsequent to such delivery, and surviving the termination of this Agreement, the Company shall provide the Custodian access to examine and photocopy such records as the Custodian, in its discretion, deems necessary, for so long as such records are retained by the Company.

10.  OPTION OF COMPANY'S INDEPENDENT ACCOUNTANT.

          Custodian shall provide to the Company's independent accountants the books and records of the Portfolio's account with respect to its activities hereunder in connection with the preparation of the Company's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such commission.

11.  TRANSFER TAXES.

          The Company shall pay or reimburse the Custodian and any sub-custodian for any transfer taxes payable upon transfers resulting from the termination of this Agreement. The Custodian shall, and shall use its best efforts to cause any sub-custodian to, execute such certificates in connection with securities delivered to it or such sub-custodian under this Agreement as may be required, under any applicable law or regulation, to exempt from taxation any transfers and/or deliveries of any such securities which may be entitled to such exemption.

12.  COMPENSATION OF CUSTODIAN.

          The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Company and the Custodian.

13.  RESPONSIBILITY OF CUSTODIAN.

          So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Company for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          The Company agrees to indemnify and hold harmless the Custodian, any sub-custodian or agent of Custodian, or any nominees thereof from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against any such entity in connection with the performance of this Agreement, except normal out-of-pocket expenses associated with securities trading activities and except such as may arise from such entity's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Portfolio for such items. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Company, or in the event that the Custodian or any nominee thereof shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from such entity's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Portfolio shall be security therefore.

          The Custodian shall not be liable for any loss or damage to the Portfolio resulting from participation in a securities depository unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against any securities depository or from use of a sub-custodian or agent. Anything in the foregoing to the contrary notwithstanding, the Custodian shall exercise, in the performance of its obligations undertaken or reasonably assumed with respect to this Agreement, reasonable care, for which the Custodian shall be responsible to the same extent as if it were performing such duties directly and, in the case of foreign agents, holding such securities and cash in the United States. The Custodian shall be responsible for the securities and cash held by or deposited with any sub-custodian or agent to the same extent as if such securities and cash were directly held by or deposited with the Custodian. The Custodian hereby agrees that it shall indemnify and hold the Portfolio harmless from and against any loss which shall occur as a result of the failure of a foreign sub-custodian holding the securities and cash to provide a level of safeguards for maintaining the Portfolio's securities and cash not materially different from that provided by a United States custodian holding such securities and cash in the United States. It is also understood that the Custodian shall not have liability for loss except by reason of the Custodian's negligence, fraud or willful misconduct, or by reason of negligence, fraud or willful misconduct of any sub-custodian or agent holding such securities or cash for the Portfolio.

          The Custodian shall not be responsible for any loss of the Portfolio, if such loss arises by reason of any cause or circumstances beyond the control of the Custodian or any sub-custodian or agent acting on behalf of the Custodian, including acts of civil or military authority, expropriation, national emergency, Acts of God, insurrection, war, riots, or failure of transportation, communication or power supply, or the failure of any person, firm or corporation (other than the Custodian or any sub-custodian or agent acting on behalf of the Custodian) to perform any obligation if such failure results in any such loss.

14.  EFFECTIVE PERIOD, TERMINATION AND AMENDMENT.

          This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; PROVIDED, however, that the Custodian shall not act under Section 2.8 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Company have approved the initial use of a particular Securities System as required in Rule 17f-4 under the Investment Company Act of 1940, as amended; PROVIDED FURTHER, however, that the Company shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Company may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

          Upon termination of the Agreement, the Company shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the

Custodian for its costs, expenses and disbursements.

          Any notice or other communication authorized or required by this Agreement to be given to the parties shall be sufficiently given if addressed to such party and mailed postage prepaid or delivered to it at its office at the address set forth below:

In the case of the Company:        Fortis Worldwide Portfolios, Inc.
     Mailing address:              P.O. Box 64284
                                   St. Paul, MN  55164

     Street address:               500 Bielenberg Drive
                                   Woodbury, MN 55125

In the case of the Custodian:      First Bank National Association
                                   c/o First Trust Center
                                   180 East Fifth Street, 4th Floor
                                   St. Paul, MN  55101
                                   Attention:  Global Custody Division

15.  SUCCESSOR CUSTODIAN.

          If a successor custodian shall be appointed by the Board of Directors of the Company, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Portfolio's securities held in a Securities System.

          If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Company, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

          In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in the United States, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement and to transfer to an account of such successor custodian all of the Portfolio's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

          In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Company to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties, and the provision of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.  INTERPRETIVE AND ADDITIONAL PROVISIONS: AMENDMENT.

          In connection with the operation of this Agreement, the Custodian and the Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Company. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement. No provisions of this Agreement may be amended or modified except by a written agreement executed by all parties hereto and authorized or approved by the Board of Directors of the Company.

17.  MINNESOTA LAW TO APPLY.

          This Agreement shall be construed and the provisions hereof interpreted under and in accordance with laws of the State of Minnesota.

18.  PRIOR AGREEMENTS; NON-ASSIGNABILITY OF AGREEMENT.

          This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Company and the Custodian relating to the custody of the Portfolio's assets. This Agreement shall not be assignable by any party hereto; provided, however, that any entity in to which the Company or the Custodian, as the case may be, may be merged or converted or with which it may be consolidated, or any entity succeeding to all or substantially all of the business of the Company or the custody business of the Custodian, shall succeed to the respective rights and shall assume the respective duties of the Company or the Custodian, as the case may be, hereunder.

19.  GENERAL.

          Nothing expressed or mentioned in or to be implied from any provision of this Agreement is intended to, or shall be construed to give any person or corporation other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any covenant, condition or provision herein contained, this Agreement and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 16th day of July, 1992.

ATTEST                             FORTIS WORLDWIDE PORTFOLIOS, INC.


  /s/Gregory S. Swanson            By:  /s/ward Mahoney
------------------------------         ------------------------------------


ATTEST                             FIRST BANK NATIONAL ASSOCIATION


  /s/ Elizabeth Becker             By:   /s/ Robert Spies
------------------------------         ------------------------------------

                                      SCHEDULE A
                             FOREIGN SUB-CUSTODIAN BANKS


Country                                      Bank
-------                                      ----
Australia, New Zealand                       Australia & New Zealand Banking Group Limited
Belgium                                      Banque Paribas Belgique
Canada                                       Canadian Imperial Bank of Commerce
Denmark                                      Den Denske Bank Aktieselskab
Finland                                      Kansallis Osake Pankki
France                                       Banque Paribas
Germany                                      Bayerische Vereinsbank
Hong Kong, Indonesia, Malaysia, Thailand     Hong Kong & Shanghai Banking Corporation
Japan                                        Sumitomo Trust & Banking Company Limited
The Netherlands                              Amsterdam Rotterdam Bank, N.V.
Norway                                       Christiania Bank
Singapore                                    United Overseas Bank
Spain                                        Banco Bilbao Vizcaya, S.A.
Sweden                                       Skandinaviska Enskilda Banken
United Kingdom                               Midland Bank plc

                       FOREIGN BRANCHES OF U. S. CUSTODIAN BANK

Country                                      Bank
-------                                      ----
Italy                                        Citibank, N.A., Italy
Mexico                                       Citibank, N.A., Mexico
Switzerland                                  Citibank, N.A., Switzerland

                 MAJORITY OWNED SUBSIDIARIES OF U. S. CUSTODIAN BANK

                                             None

                                     DEPOSITORIES

Country                                      Depository
-------                                      ----------
Transnational                                Euro-Clear, Belgium
Transnational                                CEDEL S.A., Luxembourg
Australia                                    Austraclear Ltd
Belgium                                      Caisse Interprofessionnell de Depots et de
                                               Virement de Titres (CIK]
Canada                                       Canadian Depository for Securities [CDS)
Denmark                                      Vaerdipapircentralen (VP]
France                                       Societe Interprofessionelle pour la
                                               Comensation des Valuers Mobilieres (SICOVAM]
Germany                                      Deutscher Kassenverrin AG [DKV]
Italy                                        Monte Titoli SpA
Japan                                        Japan Securities Depository Center (JASDEC].
Mexico                                       S.D. Indeval, S.A. de C.V. CINDEVAL)
The Netherlands                              Nederlands Centraal Instituut voor Firaal
                                               Effectenverkeer [NECIGEF]
Norway                                       Verdipapirsentraien (VPS]
Sweden                                       Vaerdepappercentralen (VPC]
Switzerland                                  Schweizerische Effektekn-Giro AG [SEGA]
